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EXHIBIT 10.15

YEAR 2000 UNIONBANCAL CORPORATION
MANAGEMENT STOCK PLAN

2008 PERFORMANCE SHARE PLAN
STOCK UNIT DEFERRAL ELECTIONS

TERMS AND CONDITIONS

The Executive Compensation and Benefits Committee (the "Committee") of the Board of Directors (the "Board") of UnionBanCal Corporation (the "Company"), pursuant to its authority under the Year 2000 UnionBanCal Corporation Management Stock Plan (the "Management Stock Plan"), has approved the following terms and conditions applicable to 2008 Performance Share Plan stock unit deferral elections (these "Terms and Conditions"). These Terms and Conditions shall apply to elections to defer the delivery of shares of common stock of the Company ("Stock") payable to Participants for Earned Awards under the Company's Performance Share Plan and the applicable Performance Share Agreement between the Company and the Participant made as of January 1, 2008. Capitalized terms used but not otherwise defined herein shall have the meanings attributed thereto in the applicable Performance Share Agreement, the provisions of which are incorporated herein by reference.

1.
Deferral Elections.    A Participant in the Company's Performance Share Plan who has received a grant of Performance Shares for the Performance Cycle extending from January 1, 2008 through December 31, 2010, may irrevocably elect to defer delivery of all or a portion of the shares of Stock payable for his or her Earned Award by making an election on or before December 31, 2007 in accordance with procedures established by the Committee. All elections shall be in writing in the form of the Stock Unit Deferral Election attached hereto or such other form as provided by the Committee (the "Deferral Election"). To be effective, the Deferral Election must be received by the Company's Human Resources Department on or before December 31, 2007, and must be signed and dated by the Participant and the Company's Director of Human Resources or his or her designee. The Deferral Election shall specify the percentage of Earned Award subject to deferral in 5% increments up to a maximum of 100%, and shall specify the time and method of distribution of deferred amounts pursuant to Section 6 below. The Deferral Election shall incorporate these Terms and Conditions by reference.

2.
Stock Units; Stock Unit Accounts.

(a)
Stock Units.    If a Participant elects to defer a portion of his or her Earned Award, the Company shall, as of the date on which such Earned Award otherwise would have been paid, credit to a memorandum account in the name of the Participant (the "Stock Unit Account") a number of Stock Units equal to the number of shares of Stock otherwise payable to the Participant for the Earned Award under the Management Stock Plan. Each Stock Unit shall represent the right to receive a share of Stock subject to the terms and conditions set forth in these Terms and Conditions.

(b)
Statements.    The Company shall submit to each Participant, within one hundred twenty (120) days after the close of each calendar year, a statement in such form as the Committee or its delegate deems desirable setting forth the balance of each Participant's Stock Unit Account.

3.
Vesting of Stock Units.    Stock Units credited to a Participant's Stock Unit Account with respect to deferred Earned Awards shall be fully vested at all times. Stock Units representing dividend equivalents credited pursuant to Section 5 below shall also be fully vested at all times.

4.
Limitations on Rights Associated with Stock Units.    The Stock Units credited to a Participant's Stock Unit Account shall be used solely as a device for the determination of the number of shares of Stock to be distributed eventually to the Participant pursuant to the Performance Share Agreement and the Management Stock Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other stockholder rights with respect to Stock Units granted or credited under the Plan. The number of Stock Units credited (and the Stock to which the Participant is entitled upon distribution under the Management Stock Plan) shall be subject to adjustment in accordance with Section 7 hereof and Section 3(b) of the Management Stock Plan. The Deferral Election and these Terms and Conditions shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust. The Management Stock Plan, in and of itself, has no assets. A Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and rights no greater than the right to receive the Stock as a general unsecured creditor.

5.
Dividend Equivalent Credits to Stock Unit Accounts.    As of each date on which dividends are paid with respect to the Stock, a Participant's Stock Unit Account shall be credited with additional Stock Units in an amount equal to (i) the amount of the dividends paid on that number of shares of Stock equal to the aggregate number of Stock Units allocated to the Participant's Stock Unit Account as of that date divided by (ii) the Fair Market Value (as defined in the Management Stock Plan) of a share of Stock as of such date.

6.
Time and Method of Distribution of Stock.

(a)
Time of Distribution.    The Deferral Election shall specify the date as of which the distribution shall be made or commence (the "Payment Date"), which shall be either:

(1)
Participant's termination of employment for any reason with the Company and its Subsidiaries, or

(2)
A date certain subsequent to 2010.

    A Participant may not change the election of a Payment Date unless otherwise permitted by the Committee in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to Section 6(c) below.

  (b)
  Method of Distribution.    The Deferral Election shall specify the method in which the distribution of Stock shall be made, as elected by the Participant, which shall be either:

  (1)
  in a single distribution on the Payment Date or as soon as the Company determines is administratively feasible (but not more than 90 days) thereafter,

  (2)
  in four substantially equal annual installments, commencing on the Payment Date or as soon as the Company determines is administratively feasible (but not more than 90 days) thereafter, or

  (3)
  in ten substantially equal annual installments, commencing on the Payment Date or as soon as the Company determines is administratively feasible (but not more than 90 days) thereafter.

    A Participant may not change the method of any distribution election unless otherwise permitted by the Committee in accordance with the requirements of Section 409A of the Code, pursuant to Section 6(c) below.

  (c)
  Subsequent Elections.    In accordance with such procedures as it may promulgate from time to time, the Committee may permit a Participant to elect to delay the Payment Date or change the method of distribution subject to the following requirements:

  (1)
  The new election may not take effect until at least twelve (12) months after the date on which the new election is made;

  (2)
  If the payment is not on account of death or disability within the meaning of Section 22(e)(3) of the Code, the new election must provide for the deferral of the payment for a period of not less than five (5) years from the date such payment would otherwise have been made (or in the case of installment payments, five (5) years from the date the first amount was scheduled to be paid); and

  (3)
  If the new election relates to a payment otherwise due at a specified time or pursuant to a fixed schedule, the new election must be made at least twelve (12) months prior to the date the payment was scheduled to be paid (or in the case of installment payments, twelve (12) months prior to the date the first amount was scheduled to be paid).

  (d)
  Effect of Death, Disability or Change in Control.    Notwithstanding Sections 6(a) or (b) hereof, if the Participant dies or becomes disabled within the meaning of Section 22(e)(3) of the Code, or if the Company is subject to a Change in Control (as defined below), the Stock Units then credited to Participant's Stock Unit Account shall be settled by means of a distribution of shares of Stock in a lump sum as soon as the Company determines is administratively practicable (but not more than 90 days) thereafter. Notwithstanding the foregoing, the settlement of Participant's Stock Unit Account shall not be accelerated upon a Change in Control unless the Change in Control satisfies the applicable requirements for a distribution in compliance with Section 409A(a)(2) of the Code.

  (e)
  Change in Control.    For purposes of these Terms and Conditions, a "Change in Control" of the Company shall be deemed to have occurred upon the happening of any of the following events: consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company or the acquisition of the assets or stock of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (a) a Permitted Holder will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (together, the "Company Stock"), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and (b) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, has a greater beneficial interest, directly or indirectly, in the Company Stock than a Permitted Holder. For purposes of this definition, "Permitted Holder" shall mean (i) The Bank of Tokyo-Mitsubishi UFJ, Ltd. or any successor thereto ("BTMU"), (ii) an employee benefit plan of BTMU or (iii) a corporation controlled by BTMU.

  (f)
  Form of Distribution.    Stock Units may be settled only in whole shares of Stock. Fractional shares shall be settled in cash.

  (g)
  Section 409A.    These Terms and Conditions and the Deferral Election are intended to comply with the requirements of Section 409A of the Code and shall be interpreted in accordance therewith. No distribution otherwise required to be made to a Participant under the Deferral Election and these Terms and Conditions in connection with the Participant's termination of employment shall be made before the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant's "separation from service" (as such term is defined in Treasury Regulations issued under Section 409A of the Code) or (ii) the date of the Participant's death, if the Company in good faith determines that the Participant is a "specified employee" within the meaning of that term under Code Section 409A and that such delayed payment is required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Any payment delayed pursuant to this Section 6(g) shall be made in full upon the expiration of the applicable Code Section 409A(a)(2) deferral period or such later date as would otherwise have been required under the Deferral Election and these Terms and Conditions. In addition, the provisions of the Deferral Election and these Terms and Conditions which require a payment subject to Section 409A upon a termination of employment shall be interpreted to require that the Participant have a "separation from service" (as such term is defined in Treasury Regulations issued under Code Section 409A).

    The acceleration of the time or schedule of any payment prior to the date or dates otherwise provided herein is prohibited except as permitted under Section 409A of the Code. To the extent permitted under Section 409A of the Code, the Committee may, in its discretion, accelerate payment under the following circumstances:

    (1)
    Divestiture.    Payment may be accelerated to the extent necessary for any Federal officer or employee in the executive branch to comply with any ethics agreement with the Federal government, or to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local or foreign ethics law or conflicts of interest law.

    (2)
    Income Inclusion Under Code Section 409A.    If the deferral fails to meet the requirements of Section 409A of the Code and applicable regulations thereunder, a payment may be made to the Participant in the amount required to be included in income as a result of the failure to comply with such requirements.

    (3)
    Other.    Payment may be accelerated under such other circumstances permitted under applicable guidance under Section 409A of the Code.

    To the extent permitted under Section 409A of the Code, the Committee may, in its discretion, delay payment beyond the date otherwise provided herein in the event the Committee reasonably anticipates that the payment will violate federal securities laws or other applicable law, until the earliest date at which the Committee reasonably anticipates that making the payment will not cause a violation of federal securities laws or other applicable law, and under such other circumstances permitted under applicable guidance under Section 409A of the Code.

7.
Adjustments in Case of Corporate Transactions.    If there should be any change in the Company's Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2 percent) or other change in the corporate structure of the Company, the Board of Directors and the Committee shall make appropriate adjustments in order to preserve but not to duplicate or otherwise increase the benefit to the Participants (taking into account any dividend equivalents credited pursuant to Section 5), including adjustments in the number of Stock Units credited to Participant's Stock Unit Account. Any adjustment made pursuant to this Section 7 as a consequence of a change in the corporate structure of the Company shall not entitle a Participant to receive a number of shares of Stock of the Company or shares of stock of any successor company greater than the number of shares the Participant would receive if, prior to such change, the Participant had actually held a number of shares of Stock equal to the number of Stock Units then credited to his or her Stock Unit Account.

8.
Company's Right to Withhold.    No stock certificates will be issued to the Participant unless the Participant has made arrangements acceptable to the Company to pay any withholding taxes that may be due in connection with the Stock Units, whether at the time of deferral, settlement or otherwise. By signing the Deferral Election, the Participant authorizes the Company, or the Subsidiary that employs the Participant, to satisfy all withholding obligations of the Company or the Subsidiary from the Participant's wages or other cash compensation payable to the Participant by the Company or the Subsidiary. The Company may also satisfy any tax withholding obligation arising upon distribution of a Participant's Stock Unit Account by reducing the number of shares of Stock otherwise deliverable to the Participant. The appropriate number of shares required to satisfy any such tax withholding obligation will be based on the Fair Market Value (as defined in the Management Stock Plan) of a share of Stock on the business day prior to the date of distribution.

9.
Employee Rights.    The Deferral Election and these Terms and Conditions do not create a contract of employment and do not imply or confer any other employment rights.

10.
Beneficiaries.

(a)
Beneficiary Designation.    Upon forms provided by and subject to conditions imposed by the Committee, a Participant may designate in writing the Beneficiary or Beneficiaries (as defined below) whom such Participant desires to receive any amounts payable under the Deferral Election after his or her death. A Beneficiary designation must be signed and dated by the Participant and delivered to the Committee to become effective. The Company and the Committee may rely on the Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the Committee's procedures.

(b)
Definition of Beneficiary.    A Participant's "Beneficiary" or "Beneficiaries" shall be the person(s) designated in writing by the Participant to receive his or her benefits under the Deferral Election if the Participant dies before receiving all of his or her benefits. In the absence of a valid or effective Beneficiary designation, the Participant's surviving spouse shall be the Beneficiary or if there is none, the Beneficiary shall be the Participant's estate.

11.
Mandatory Arbitration.    Claims for benefits under the Deferral Election or these Terms and Conditions shall first be brought in accordance with the claims procedures set forth in Article X of the Union Bank of California Retirement Plan, which is incorporated herein by reference. After exhaustion of such claims procedures, any dispute arising out of or relating to the Deferral Election or these Terms and Conditions, including their meaning or interpretation, shall be resolved solely by arbitration before an arbitrator selected in accordance with the rules of the American Arbitration Association. The location for the arbitration shall be in San Francisco, Los Angeles or San Diego as selected by the Company in good faith. Judgment on the award rendered may be entered in any court having jurisdiction. The party the arbitrator determines is the prevailing party shall be entitled to have the other party pay the expenses of the prevailing party, and in this regard the arbitrator shall have the power to award recovery to such prevailing party of all costs and fees (including attorneys fees and a reasonable allocation for the costs of the Company's in-house counsel), administrative fees, arbitrator's fees and court costs, all as determined by the arbitrator. Absent such award of the arbitrator, each party shall pay an equal share of the arbitrator's fees. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this Section 11. The provisions of this Section 11 are intended by Participant and the Company to be exclusive for all purposes and applicable to any and all disputes arising out of or relating to the Terms and Conditions and the Deferral Election. The arbitrator who hears and decides any dispute shall have jurisdiction and authority only to award compensatory damages to make whole a person or entity sustaining foreseeable economic damages, and shall not have jurisdiction and authority to make any other award of any type, including without limitation, punitive damages, unforeseeable economic damages, damages for pain, suffering or emotional distress, or any other kind or form of damages. The remedy, if any, awarded by the arbitrator shall be the sole and exclusive remedy for any dispute which is subject to arbitration under this Section 11.

12.
Other Provisions.

(a)
Administration.    The Committee shall have the sole authority, in its discretion, to adopt, amend and rescind such rules and regulations as it deems advisable in the administration of the Deferral Elections, to construe and interpret these Terms and Conditions, the rules and regulations, and the Deferral Election, and to make all other determinations and interpretations with respect to the Deferral Elections. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons. The Committee may delegate its responsibilities as it sees fit.

(b)
Notices.    Any notices to be given under these Terms and Conditions or a Deferral Election shall be in writing and addressed to the Company at its principal executive office, to the attention of the head of Company's Human Resources Corporate Benefits Department and to the Participant at the address given beneath the Participant's signature on the Deferral Election or to his or her last address of record in the records of the Company.

(c)
Amendments.    The Committee shall have the right to amend these Terms and Conditions in whole or in part from time to time; provided, however, that no such amendment shall adversely affect the amount of outstanding Stock Units credited to a Participant's Stock Unit Account prior to the effective date of such amendment without the Participant's written consent.

(d)
Governing Law; Attorneys' Fees; Severability.    The validity of the Management Stock Plan, these Terms and Conditions, the Deferral Election and any provisions thereof, shall be construed, administered, and governed in all respects under and by the laws of the State of California to the extent not preempted by the federal laws of the United States of America. In the event of any arbitration proceedings, actions at law or suits in equity in relation to the Management Stock Plan, these Terms and Conditions or the Deferral Election, the prevailing party in such proceeding, action or suit shall receive from the losing party its attorneys' fees and all other costs and expenses of such proceeding, action or suit. If any provisions of the Management Stock Plan, these Terms and Conditions or the Deferral Election shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions thereof shall continue to be fully effective.

(e)
Compliance with Laws.    The Management Stock Plan, these Terms and Conditions, the Deferral Election and the offer, issuance, and delivery of shares of Stock through the deferral of compensation under the Management Stock Plan and these Terms and Conditions are subject to compliance with all applicable federal and state laws, rules, and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency, or regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Management Stock Plan and these Terms and Conditions shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable securities laws and other legal requirements.

(f)
Restrictions on Transfer.    Neither the Stock Units, nor any interest therein, nor amount payable or Stock deliverable in respect thereof, may be sold, assigned, transferred, pledged, or otherwise disposed of, alienated, or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution, and in the event thereof, the Committee at its election may terminate the Stock Units. Stock issued upon settlement of a Stock Unit Account shall be subject to such restrictions on transfer as may be necessary or advisable, in the opinion of legal counsel to the Company, to assure compliance with applicable securities laws.

  (g)
  Successors.    These Terms and Conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Where the context permits, "Participant" as used in these Terms and Conditions shall include Participant's executor, administrator, trustee or other legal representative or the person or persons to whom Participant's rights pass by will or the applicable laws of descent and distribution. Nothing contained in the Management Stock Plan, these Terms and Conditions or the Deferral Election shall be interpreted as imposing any liability on the Company or the Committee in favor of any Participant or transferee of Stock Units with respect to any loss, cost or expense which such Participant or transferee may incur in connection with, or arising out of any transaction involving any Stock Units granted hereunder.

  (h)
  Integration.    By signing the Deferral Election, the Participant agrees that the terms of the Management Stock Plan, these Terms and Conditions and the Deferral Election are intended by the Company and Participant to be the final expression of their contract with respect to the Stock Units and other amounts received hereunder and may not be contradicted by evidence of any prior or contemporaneous agreement, and shall constitute the complete and exclusive statement of their terms, and that no extrinsic evidence whatsoever may be introduced in any arbitration, judicial, administrative or other legal proceeding involving the Management Stock Plan, these Terms and Conditions and the Deferral Election Plan. Accordingly, the Management Stock Plan, these Terms and Conditions and the Deferral Election contain the entire understanding between the parties and supersede all prior oral, written and implied agreements, understandings, commitments and practices among the parties. In the event of any conflict among the provisions of the Management Stock Plan, these Terms and Conditions and the Deferral Election, the Management Stock Plan shall prevail.

  (i)
  Waivers.    Any failure to enforce any provisions of the Management Stock Plan, these Terms and Conditions or the Deferral Election by the Company or the Participant shall not be deemed a waiver of that provision, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

YEAR 2000 UNIONBANCAL CORPORATION
MANAGEMENT STOCK PLAN

2008 PERFORMANCE SHARE PLAN
STOCK UNIT DEFERRAL ELECTION

Election to Defer Performance Share Payment

I hereby elect to defer receipt of             % (in 5% increments from 5% to 100%) of any Earned Awards to which I may become entitled under my Performance Share Agreement with UnionBanCal Corporation (the "Company") made as of January 1, 2008, pursuant to the attached Terms and Conditions, which (including the definition of terms) are incorporated herein by reference. I understand that this election is irrevocable.

Payment Date

I elect to have all amounts credited to my Stock Unit Account paid upon (or commencing upon) the following Payment Date:

☐ termination of my employment with the Company and its Subsidiaries, or

☐                                       (must be a date certain following 2010).

I understand that this election is irrevocable, but that the Terms and Conditions provide for accelerated or delayed payment and subsequent deferral elections in certain circumstances.

Method of Payment

I elect to have all amounts credited to my Stock Unit Account paid as follows:

☐ in a single distribution on the Payment Date, or as soon as the Company determines is administratively feasible (but not more than 90 days) thereafter,

☐ in four substantially equal annual installments commencing on the Payment Date, or as soon as the Company determines is administratively feasible (but not more than 90 days) thereafter, or

☐ in ten substantially equal annual installments commencing on the Payment Date, or as soon as the Company determines is administratively feasible (but not more than 90 days) thereafter.

I understand that this election is irrevocable, but that the Terms and Conditions provide for an automatic single installment and subsequent deferral elections in certain circumstances.

YEAR 2000 UNIONBANCAL CORPORATION
MANAGEMENT STOCK PLAN

2008 PERFORMANCE SHARE PLAN
STOCK UNIT DEFERRAL ELECTION

I understand that there is no guarantee of income tax deferral under this Deferral Election. I also understand that it is my responsibility to seek appropriate tax advice as to the income tax consequences of my participation in the Management Stock Plan and this Deferral Election, including the effect of Section 409A of the Internal Revenue Code, and to make arrangements to pay Social Security, Medicare and SDI taxes that may be due at time of deferral.

Executed on	, 2007, at

Participant's Signature
Participant's Printed Name
☐ I do not elect to defer.
UNIONBANCAL CORPORATION
By:

Name:
Title:

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  EXHIBIT 10.15
YEAR 2000 UNIONBANCAL CORPORATION MANAGEMENT STOCK PLAN 2008 PERFORMANCE SHARE PLAN STOCK UNIT DEFERRAL ELECTIONS TERMS AND CONDITIONS
YEAR 2000 UNIONBANCAL CORPORATION MANAGEMENT STOCK PLAN 2008 PERFORMANCE SHARE PLAN STOCK UNIT DEFERRAL ELECTION
YEAR 2000 UNIONBANCAL CORPORATION MANAGEMENT STOCK PLAN 2008 PERFORMANCE SHARE PLAN STOCK UNIT DEFERRAL ELECTION